Exhibit 10.27

OMNIBUS VOTING AGREEMENT, dated as of October     , 2013 (this “Voting Agreement”), by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC and TPG Hamlet Holdings B, LLC (each, a “Sponsor”, and collectively, the “Sponsors”), Co-Invest Hamlet Holdings, Series LLC and Co-Invest Hamlet Holdings B, LLC (collectively, the “Co-Investment Entities”, and together with the Sponsors, the “Proxy Grantors”), Hamlet Holdings LLC (“VoteCo”), Caesars Entertainment Corporation (“CEC”) and Caesars Acquisition Company (“CAC”).

WHEREAS, pursuant to that certain Irrevocable Proxy, dated as of November 22, 2010 (the “Existing Proxy”), granted by the Proxy Grantors, VoteCo possesses sole voting and dispositive control over all of the voting common stock, par value $0.01 per share, of CEC beneficially owned by the Proxy Grantors (the “Subject CEC Shares”);

WHEREAS, pursuant to that certain Irrevocable Proxy, dated as of the date hereof (the “New Proxy”), granted by the Proxy Grantors, VoteCo possesses sole voting and dispositive control over all of the shares of voting common stock, par value $0.001 per share (“Class A Common Stock”) of CAC beneficially owned by the Sponsors in the respective amounts set forth on Schedule A-1 hereto (the “Subject Sponsors CAC Shares”) and that, as of the date of effectiveness of the subscription rights distributed by CEC to its holders with respect to shares of Class A Common Stock of CAC (the “Rights Offering”), VoteCo will possess sole voting and dispositive control over all of the Class A Common Stock of CAC beneficially owned by the Co-Investors in the respective amounts set forth on Schedule A-2 hereto (the “Subject Co-Investors CAC Shares”, and together with the Subject Sponsors CAC Shares, the “Subject CAC Shares;” and together with the Subject CEC Shares, the “Subject Shares”);

WHEREAS, as a result of the Existing Proxy and the New Proxy, VoteCo possess majority voting control over each of CEC and CAC, respectively;

WHEREAS, in connection with the transactions contemplated by that certain Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), by and among CAC, Caesars Growth Partners, LLC (“CGP”), CEC, HIE Holdings, Inc., Harrah’s BC, Inc., PHW Las Vegas, LLC, Caesars Baltimore Acquisition Company, LLC and Caesars Baltimore Management Company, LLC, CAC has acquired as of the date hereof and intends to acquire on the date of effectiveness of the Rights Offering, voting units of membership interests (the “Class A Units”) in CGP and has been admitted as a member of CGP in accordance with that certain Amended and Restated Limited Liability Company Agreement of CGP, dated as of the date hereof (the “LLC Agreement”);

WHEREAS, pursuant to Section 7.5 of the LLC Agreement, CEC has the right to acquire all or a portion of the Class A Units held by CAC on the terms and subject to the conditions set forth in the governing documents of CAC and the LLC Agreement (the “Call Right”);

WHEREAS, in order to ensure the ability to implement the Call Right, to comply with certain existing obligations and as a condition to the willingness of CAC and CEC to consummate the transactions contemplated in the Transaction Agreement, the parties hereto have agreed, to make the representations, warranties, covenants and agreements with respect to the Subject Shares as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Covenants of VoteCo. VoteCo covenants and agrees during the term of this Voting Agreement as follows:

(a) At any meeting of the stockholders of either CEC or CAC called to seek approval that is required or necessary for consummation of the Call Right or in any other circumstances upon which a vote, consent or other approval (including by written consent) that is required or necessary for consummation of the Call Right is sought, VoteCo shall (1) appear at the meeting or otherwise cause the applicable Subject Shares to be counted as present thereat for purposes of establishing a quorum, and (2) vote (or cause to be voted) the applicable Subject Shares in favor of granting any approval that is required or necessary for consummation of the Call Right in accordance with the terms of the LLC Agreement, other than voting the Subject CAC Shares in connection with the option to elect to require CEC to acquire Class A Common Stock in lieu of Class A Units as set forth in Section 7.5 of the LLC Agreement. For the avoidance of doubt, this Voting Agreement does not apply to VoteCo’s right to elect to require CEC to acquire Class A Common Stock in lieu of Class A Units, and VoteCo may, in its sole discretion as holder of the sole voting and dispositive control over all of the shares of Class A Common Stock, vote to elect CEC to acquire Class A Common Stock in lieu of Class A Units in accordance with the Section 7.5 of the LLC Agreement upon CEC’s exercise of the Call Right.

(b) VoteCo hereby agrees, while this Voting Agreement is in effect, (i) not to enter into any voting agreements, whether by proxy, voting agreement or other voting arrangement with respect to the Subject Shares (other than, for the avoidance of doubt, the Existing Proxy and the New Proxy), and (ii) not to take any action that would make any representation or warranty of VoteCo contained herein untrue or incorrect, in each case, that would have the effect of preventing VoteCo from performing its obligations under this Section 1. In addition, until the Expiration Date (as defined below), VoteCo covenants and agrees that it will not directly or indirectly, limit its right to vote in any manner any of the Subject Shares (other than as set forth in this Voting Agreement or any existing voting agreement of CEC) or take any action which would have the effect of preventing or disabling VoteCo from performing its obligations under this Voting Agreement.

Section 2. Approval Rights; Transfer of Subject CAC Shares. The parties hereto acknowledge that certain Harrah’s Entertainment, Inc. Stockholders Agreement, dated as of January 28, 2008, as it may be amended from time to time in accordance with its terms (the “CEC Stockholders Agreement”), entered into by and among the Proxy Grantors, VoteCo and any other person that becomes a party to such agreement, CEC and solely with respect to Sections 3.01 and 6.07 of such CEC Stockholders Agreement, Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P., grants certain rights and imposes certain obligations to certain parties hereto, and that therefore:

(a) In connection with the governance of CAC and its direct and indirect subsidiaries, Sections 3.01 (Board of Directors) (a), (c), (d), (g), (h), (i) and (j) and 6.15 (Splits; Issuances) and the corresponding definitions set forth in Sections 1.01 (Certain Definitions) and 1.02 (Other Interpretative Provisions) of the CEC Stockholders Agreement are hereby incorporated, mutatis mutandi, by reference as if such sections were set forth in full herein and the Proxy Grantors, VoteCo and CAC agree to observe and perform each of the terms and conditions set forth in Sections 3.01 (Board of Directors) (a), (c), (d), (g), (h), (i) and (j) and 6.15 (Splits; Issuances) and the corresponding definitions set forth in Sections 1.01 (Certain Definitions) and 1.02 (Other Interpretative Provisions) of the CEC Stockholders Agreement, with the provisions related to:

(i) Hamlet Holdings instead referring to VoteCo;

(ii) Company instead referring to CAC;

(iii) the Board of Directors instead referring to the board of directors of CAC;

(iv) Apollo Directors instead referring to any member of the board of directors of CAC designated by Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC and any affiliate thereof investing directly or indirectly in CAC (“Apollo”) and TPG Directors instead referring to any member of the board of directors of CAC designated by TPG Hamlet Holdings, LLC and TPG Hamlet Holdings B, LLC and any affiliate thereof investing directly or indirectly in CAC (“TPG”); provided, that the number of directors of the board of directors of CAC shall be seven (7) instead of nine (9), with (x) two (2) instead of four (4) directors being designated by the Apollo Members, (y) two (2) directors instead of four (4) being designated by the TPG Members, and (z) three (3) directors instead of one (1) Joint Directors being designated jointly by the Apollo Members and the TPG Members; provided, further, that the Chairman of the board of directors of CAC shall be designated by mutual agreement of Apollo Directors and the TPG Directors; and provided, further, that the provisions regarding appointment on behalf of Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P. shall not apply;

(v) any reference in Section 3.01(c) of the CEC Stockholders Agreement to Section 3.01(b) of the CEC Stockholders Agreement should be ignored and instead referring to Section 4(i)(y);

(vi) holders of Non-Voting Shares instead referring to holders of Subject CAC Shares;

(vii) Stockholders instead referring to holders of Subject CAC Shares;

(viii) (A) the threshold amount of $50,000,000 in Section 3.01(d)(iv) of the CEC Stockholders Agreement instead referring to $25,000,000; (B) the threshold amounts of $100,000,000 in Section 3.01(d)(x) of the CEC Stockholders Agreement instead referring to $25,000,000; (C) the threshold amount of $50,000,000 in Section 3.01(d)(xx) of the CEC Stockholders Agreement instead referring to $25,000,000 and (D) the threshold amount of $25,000,000 in Section 3.01(d)(xxi) of the CEC Stockholders Agreement instead referring to $15,000,000;

(ix) any reference to the date hereof in the CEC Stockholders Agreement instead referring to the date of this Voting Agreement; and

(x) the reference to the Management Services Agreement in Section 3.01(d)(ix) of the CEC Stockholders Agreement instead referring to that certain Management Services Agreement, dated as of the date hereof, by and among, CAC, CGP and the other parties thereto pursuant to which a CEC subsidiary shall provide certain corporate services and back office support and business advisory services to CAC, CGP and its subsidiaries and work together with CEC to develop future projects as further described in the LLC Agreement.

Notwithstanding the foregoing, the obligations of the Proxy Grantors, VoteCo and CAC pursuant to this Section 2(a) shall terminate upon (i) the unanimous consent of the Sponsors or (ii) the Proxy Grantors holding less fifty percent (50%) of the shares of Class A Common Stock of CAC; and

(b) In connection with any transfer of Subject CAC Shares, Sections 4.01 (Limitations on Transfer), 4.02 (Transfers to Permitted Transferees), 4.04 (Tag-Along Rights), 4.05 (Drag-Along Rights), 4.06 (Rights and Obligations of Transferees) and 6.15 (Splits; Issuances) and the corresponding definitions set forth in Sections 1.01 (Certain Definitions) and 1.02 (Other Interpretative Provisions) of the CEC Stockholders Agreement are hereby incorporated, mutatis mutandi, by reference as if such sections were set forth in full herein and the Proxy Grantors, VoteCo and CAC agree to observe and perform each of the terms and conditions set forth in Sections 4.01 (Limitations on Transfer), 4.02 (Transfers to Permitted Transferees), 4.04 (Tag-Along Rights), 4.05 (Drag-Along Rights), 4.06 (Rights and Obligations of Transferees) and 6.15 (Splits; Issuances) and the corresponding definitions set forth in Sections 1.01 (Certain Definitions) and 1.02 (Other Interpretative Provisions) of the CEC Stockholders Agreement, with the provisions related to:

(i) Stockholders instead referring to holders of Subject CAC Shares;

(ii) Company Shares instead referring to Subject CAC Shares;

(iii) Hamlet Holdings instead referring to VoteCo;

(iv) Company instead referring to CAC;

(v) the restrictive legend of Section 4.01(d) instead of referring to this Voting Agreement;

(vi) any reference to the date hereof in the CEC Stockholders Agreement instead referring to the date of this Voting Agreement; and

(vii) an Initial Public Offering instead referring to an Initial CAC Public Offering. For purposes of this Voting Agreement, an “Initial CAC Public Offering”

means the first bona fide firm commitment underwritten public offering and sale of 10% or more of the common stock, limited liability company interests or other equity securities of CAC or its successors for cash pursuant to an effective registration statement (other than Form S-4, S-8 or a comparable form) under the Securities Act, and in which such shares of common stock, limited liability company interests or other equity securities are listed on the New York Stock Exchange, the NASDAQ Stock Market or another internationally recognized stock exchange; provided, that, notwithstanding the foregoing, the firm commitment underwritten public offering and sale of common stock pursuant to the Registration Statement on Form S-1 originally filed by CAC with the SEC on October     , 2013 (as may be amended from time to time) shall not constitute an Initial CAC Public Offering;

provided, that any references to right of first offer and preemptive rights in applying the sections of the CEC Stockholders Agreement incorporated herein by reference should be ignored as the provisions of Section 4.03 (Right of First Offer) and Section 4.07 (Preemptive Rights) of the CEC Stockholders Agreement are not incorporated herein by reference; provided, further, that the restrictions of Section 4.01(a)(ii) of the CEC Stockholders Agreement with respect to the Sponsors’ Initial Holding Period shall not apply, and therefore, the Sponsors are thus allowed to transfer their Subject CAC Shares subject to the tag-along rights and drag-along rights, but the Sponsors shall not require the prior consent of VoteCo to transfer their Subject CAC Shares; provided, further, that the restrictions of Section 4.01(b)(v) of the CEC Stockholders Agreement shall not apply, for as long as such Stockholder or other Person (other than the Sponsors and their Permitted Transferees) provides VoteCo with evidence that such Stockholder or Person holds a gaming license and VoteCo is satisfied with the evidence provided by such Stockholder or Person; and provided, further, that the exceptions to the Tag-Along Right of Section 4.04(d)(ii) of the CEC Stockholders Agreement shall not be applicable. Any Person that acquires Subject CAC Shares pursuant to the terms of this Section 2(b) shall agree to be bound by the provisions of this Section 2 and Section 7 and such Person and its Subject CAC Shares shall be subject to the terms of this Section 2 and Section 7.

Section 3. Representations and Warranties of the Parties. Each party hereby represents and warrants, severally and not jointly, and solely on its own behalf, to each other party that on the date hereof:

(a) Proxy Over Subject Shares. Subject to the Existing Proxy and the New Proxy, VoteCo has sole voting and dispositive power, without restrictions, with respect to all of the Subject CEC Shares and the Subject CAC Shares, respectively.

(b) Power, Binding Agreement. Such party has all requisite power and authority to enter into and perform all of its obligations under this Voting Agreement and to carry its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Voting Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Voting Agreement or the consummation of any of the transactions contemplated hereby. This Voting Agreement has been duly and validly authorized, executed and delivered by VoteCo and constitutes a valid and binding obligation of VoteCo, enforceable against VoteCo in accordance with its terms.

(c) No Violation. Neither the execution and delivery of this Voting Agreement nor the consummation of the transactions contemplated hereby will (i) require, other than with respect to applicable gaming laws and regulations, such party to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (ii) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon such party, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on such party’s ability to satisfy its obligations under this Voting Agreement. No proceedings are pending which, if adversely determined, will have an adverse effect on such party’s ability to vote any of its Subject Shares as contemplated by this Voting Agreement.

Section 4. Termination. This Voting Agreement shall terminate upon the earlier to occur of: (i) (x) the consummation of the Call Right (in full) with respect to VoteCo’s obligations in Section 1 or (y) the termination of the obligations with respect to VoteCo’s and CAC’s obligations in Section 2 in accordance to its own terms, and (ii) the termination of the (x) Existing Proxy, with respect to the Subject CEC Shares only, and (y) New Proxy, with respect to the Subject CAC Shares only (the “Expiration Date”).

Section 5. No Agreement as Director or Officer. VoteCo makes no agreement or understanding in this Voting Agreement in any member of VoteCo’s capacity as a director or officer of CEC, CAC or any of its or their subsidiaries, and nothing in this Voting Agreement: (i) will limit or affect any actions or omissions taken by a member of VoteCo in any member of VoteCo’s capacity as such a director or officer and no such actions or omissions shall be deemed a breach of this Voting Agreement or (ii) will be construed to prohibit, limit or restrict such member of VoteCo from exercising its fiduciary duties as an officer or director of CEC, CAC or to its or their stockholders.

Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Voting Agreement was not performed in accordance with the terms hereof and that there will be no adequate remedy at law for any breach or attempted breach of this Voting Agreement by any of the parties hereto. It is accordingly agreed that the parties waive (to the extent legally permissible) any legal conditions required to be met for obtaining of any injunctive or other equitable relief (including the posting of a bond to obtain injunctive relief), and shall have the right to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of the terms hereof, in addition to any other remedy at law or in equity in case of any such breach or attempted breach.

Section 7. Miscellaneous.

(a) Entire Agreement; Amendment. This Voting Agreement, the Existing Proxy, the New Proxy, the Transaction Agreement and the governing documents of CEC and CAC constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect thereto. Section 1 may not be amended, modified or rescinded, in whole or in part at any time, except by an instrument in writing signed by each of the parties hereto and all other provisions of this Voting Agreement, except for Section 1, may not be amended, modified or rescinded, in whole or in part at any time, except by an instrument in writing executed by the Sponsors; provided that (a) any amendment (other than to Section 2(b)) that would have a material adverse effect on a Proxy Grantor shall require the written consent of that Proxy Grantor and (b) Section 2(b) and this Section 7(a) may not be amended without the prior written consent of all Proxy Grantors. No failure or delay on the part of any party (or third party beneficiary) hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any agreement herein, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Voting Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each party to this Voting Agreement shall receive notice of any amendments and copies of any material amendment to this Voting Agreement.

(b) Severability. If any provision of this Voting Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Voting Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Voting Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Governing Law; Jurisdiction. This Voting Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Any action or proceeding against the parties relating in any way to this Voting Agreement may be brought and enforced exclusively in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefor) the U.S. District Court for the District of Delaware, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding.

(d) Counterparts. This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Voting Agreement may be executed by facsimile or PDF signature.

(e) Assignment. This Voting Agreement shall not be assigned by operation of law or otherwise without the consent of each non-assigning party hereto.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS VOTING

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF CAC, CEC, VOTECO OR ANY HOLDER OF SUBJECT SHARES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS VOTING AGREEMENT.

(g) Waiver. No waiver of any breach of any of the terms of this Voting Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

(h) Further Assurances. In connection with this Voting Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that VoteCo or the Sponsors determine to be necessary or appropriate to effectuate and perform the provisions of this Voting Agreement and those transactions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

HAMLET HOLDINGS LLC

By:

CAESARS ENTERTAINMENT CORPORATION

By:

CAESARS ACQUISITION COMPANY

By:

APOLLO HAMLET HOLDINGS, LLC

By:

APOLLO HAMLET HOLDINGS B, LLC

By:

[Signature Page to Voting Agreement]

TPG HAMLET HOLDINGS, LLC

By:

TPG HAMLET HOLDINGS B, LLC

By:

CO-INVEST HAMLET HOLDINGS, SERIES LLC

By:

CO-INVEST HAMLET HOLDINGS B, LLC

By:

[Signature Page to Voting Agreement]

SCHEDULE A-1

Subject Sponsors CAC Shares

Stockholder	Subject CAC Shares	Address

Apollo Hamlet Holdings, LLC		Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019

Apollo Hamlet Holdings B, LLC		Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019

TPG Hamlet Holdings, LLC		TPG Capital, L.P. 301 Commerce Street, Suite 300 Fort Worth, TX 76102

TPG Hamlet Holdings B, LLC		TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102

SCHEDULE A-2

Subject Co-Investors CAC Shares

Stockholder	Subject CAC Shares	Address

Co-Invest Hamlet Holdings, Series LLC		Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019 and TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102

Co-Invest Hamlet Holdings B, LLC		Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019 and TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102